Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
AnTrev, LLC	NC
Arngar, Inc.	NC		Cadillac of South Charlotte
Autobahn, Inc.	CA		Autobahn Motors
Avalon Ford, Inc.	DE	CA
CAR CA$H: Car Cash of North Carolina, Inc.	NC	NC
Cornerstone Acceptance Corporation	FL	NC OH TN TX
driversselect: SAI DS, LLC	TX	VA, FL	driversselect
driversselect: SAI DS Realty TX, LLC	TX
ECHOPARK: AM GA, LLC	GA
ECHOPARK: AM Realty GA, LLC	GA
ECHOPARK: Echopark Automotive, Inc.	DE	CO FL NC	EchoPark
ECHOPARK: EchoPark Driver Education, LLC	CO
ECHOPARK: EchoPark FL, LLC	FL		AutoMatch Fort Myers AutoMatch Jacksonville AutoMatch Ocala
ECHOPARK: EchoPark NC, LLC	NC
ECHOPARK: EchoPark Realty TX, LLC	TX
ECHOPARK: EchoPark SC, LLC	SC
ECHOPARK: EchoPark TX, LLC	TX		EchoPark
ECHOPARK: EP Realty NC, LLC	NC
ECHOPARK: EP Realty SC, LLC	SC
ECHOPARK: TT Denver, LLC	CO		EchoPark
ECHOPARK: TTRE CO 1, LLC	CO
FAA Beverly Hills, Inc.	CA		Beverly Hills BMW
FAA Capitol N, Inc.	CA
FAA Concord H, Inc.	CA		Concord Honda

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
FAA Concord T, Inc.	CA		Concord Scion Concord Toyota
FAA Dublin N, Inc.	CA
FAA Dublin VWD, Inc.	CA
FAA Holding Corp.	CA
FAA Las Vegas H, Inc.	NV		Honda West
FAA Poway H, Inc.	CA		Poway Honda
FAA Poway T, Inc.	CA
FAA San Bruno, Inc.	CA		Melody Toyota Melody Scion
FAA Santa Monica V, Inc.	CA
FAA Serramonte H, Inc.	CA		Honda of Serramonte
FAA Serramonte L, Inc.	CA		Lexus of Marin Lexus of Serramonte
FAA Serramonte, Inc.	CA
FAA Stevens Creek, Inc.	CA
FAA Torrance CPJ, Inc.	CA
FirstAmerica Automotive, Inc.	DE	CA
Fort Mill Ford, Inc.	SC
Franciscan Motors, Inc.	CA		Acura of Serramonte
Frontier Oldsmobile-Cadillac, Inc.	NC
Kramer Motors Incorporated	CA		Honda of Santa Monica
L Dealership Group, Inc.	TX	CA
Marcus David Corporation	NC		Town and Country Toyota Town and Country Toyota Certified Used Cars
Massey Cadillac, Inc. (TN-MI)	TN
Mountain States Motors Co., Inc.	CO
Ontario L, LLC	CA		Crown Lexus

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Philpott Motors, Ltd.	TX		Philpott Motors Hyundai Philpott Ford
Santa Clara Imported Cars, Inc.	CA		Honda of Stevens Creek
SRM Assurance, Ltd.	Cayman Is.
Stevens Creek Cadillac, Inc.	CA		St. Claire Cadillac
Town and Country Ford, Incorporated	NC
Windward, Inc.	HI	CA	Honda of Hayward
SAI AL HC1, Inc.	AL
SAI AL HC2, Inc.	AL		Tom Williams Collision Center
SAI Ann Arbor Imports, LLC	MI
SAI Atlanta B, LLC	GA		Global Imports (BMW) Global Imports MINI
SAI Broken Arrow C, LLC	OK
SAI Calabasas A, LLC	CA
SAI Chamblee V, LLC	GA		Dyer and Dyer Volvo Cars
SAI Charlotte M, LLC	NC
SAI Chattanooga N, LLC	TN		Nissan of Chattanooga East
SAI Clearwater T, LLC	FL		Clearwater Toyota Clearwater Scion
SAI Cleveland N, LLC	TN		Nissan of Cleveland
SAI Columbus Motors, LLC	OH		Hatfield Hyundai Hatfield Subaru ~~Hatfield Isuzu~~
SAI Columbus T, LLC	OH		Toyota West Scion West Hatfield Automall
SAI Columbus VWK, LLC	OH		Hatfield Kia Hatfield Volkswagen
SAI Conroe N, LLC	TX
SAI Denver B, Inc.	CO		BMW of Denver Downtown Bodyworks Murray Motorworks

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SAI Denver C, Inc.	CO
SAI Denver M, Inc.	CO		Mercedes-Benz of Denver
SAI Fairfax B, LLC	VA		BMW of Fairfax
SAI FL HC1, Inc.	FL
SAI FL HC2, Inc.	FL
SAI FL HC3, Inc.	FL
SAI FL HC4, Inc.	FL
SAI FL HC7, Inc.	FL
SAI Fort Myers B, LLC	FL		BMW of Fort Myers MINI of Fort Myers
SAI Fort Myers H, LLC	FL		Honda of Fort Myers
SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers
SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers
SAI GA HC1, LLC	GA
SAI Irondale Imports, LLC	AL		Audi Birmingham BMW of Birmingham Jaguar Birmingham Land Rover Birmingham MINI of Birmingham Porsche Birmingham
SAI Irondale L, LLC	AL		Lexus of Birmingham
SAI Long Beach B, Inc.	CA		Long Beach BMW Long Beach MINI
SAI McKinney M, LLC	TX		Mercedes-Benz of McKinney
SAI MD HC1, Inc.	MD
SAI Monrovia B, Inc.	CA		BMW of Monrovia MINI of Monrovia
SAI Montgomery B, LLC	AL		BMW of Montgomery ~~Classic Dodge~~
SAI Montgomery BCH, LLC	AL		Classic Cadillac Classic Buick GMC
SAI Montgomery CH, LLC	AL		Capitol Chevrolet Capitol Hyundai

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SAI Nashville CSH, LLC	TN		Crest Cadillac
SAI Nashville H, LLC	TN		Crest Honda
SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville
SAI Nashville Motors, LLC	TN		Audi Nashville Porsche of Nashville
SAI OK HC1, Inc.	OK
SAI Oklahoma City C, LLC	OK
SAI Oklahoma City H, LLC	OK
SAI Oklahoma City T, LLC	OK
SAI Orlando CS, LLC	FL		Massey Cadillac
SAI Peachtree, LLC	GA
SAI Pensacola A, LLC	FL		Audi Pensacola
SAI Philpott T, LLC	TX		Philpott Toyota Philpott Scion
SAI Riverside C, LLC	OK
SAI Roaring Fork LR, Inc.	CO		Land Rover Roaring Fork
SAI Rockville Imports, LLC	MD		Porsche Bethesda Rockville Audi
SAI Rockville L, LLC	MD		Lexus of Rockville
SAI S. Atlanta JLR, LLC	GA		Jaguar South Atlanta Land Rover South Atlanta
SAI Santa Clara K, Inc.	CA
SAI Stone Mountain T, LLC	GA
SAI TN HC1, LLC	TN
SAI TN HC2, LLC	TN
SAI TN HC3, LLC	TN
SAI Tulsa N, LLC	OK
SAI Tulsa T, LLC	OK

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SAI Tysons Corner H, LLC	VA		Honda of Tysons Corner
SAI Tysons Corner I, LLC	VA		~~Infiniti of Tysons Corner~~
SAI VA HC1, Inc.	VA
SAI West Houston B, LLC	TX		BMW of West Houston
Sonic 2185 Chapman Rd., Chattanooga, LLC	TN		Economy Honda Superstore
Sonic Advantage PA, LP	TX		Porsche of West Houston Momentum Luxury Cars Audi West Houston
Sonic – Buena Park H, Inc.	CA		Buena Park Honda
Sonic – Cadillac D, LP	TX		Massey Cadillac
Sonic – Calabasas A, Inc.	CA
Sonic Calabasas M, Inc.	CA		Mercedes-Benz of Calabasas
Sonic – Calabasas V, Inc.	CA
Sonic – Camp Ford, LP	TX
Sonic – Capitol Cadillac, Inc.	MI
Sonic – Capitol Imports, Inc.	SC
Sonic – Carrollton V, LP	TX
Sonic – Carson F, Inc.	CA
Sonic – Carson LM, Inc.	CA
Sonic – Clear Lake N, LP	TX
Sonic – Clear Lake Volkswagen, LP	TX		Momentum Volkswagen of Clear Lake
Sonic – Denver T, Inc.	CO		Mountain States Toyota Mountain States Toyota and Scion
Sonic Development, LLC	NC	AL CA CO FL GA MD MI NV OH OK SC TN TX VA

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Sonic Divisional Operations, LLC	NV	AL AZ CA CO FL GA MD MI NC OH OK SC TN TX VA WI
Sonic – Downey Cadillac, Inc.	CA
Sonic eStore, Inc.	NC
Sonic FFC 1, Inc.	DE	TX
Sonic FFC 2, Inc.	DE	TX
Sonic FFC 3, Inc.	DE	TX
Sonic – Fort Mill Chrysler Jeep, Inc.	SC
Sonic – Fort Mill Dodge, Inc.	SC
Sonic – Fort Worth T, LP	TX		Toyota of Fort Worth Scion of Fort Worth
Sonic – Frank Parra Autoplex, LP	TX
Sonic Fremont, Inc.	CA
Sonic – Harbor City H, Inc.	CA		Carson Honda
Sonic Houston JLR, LP	TX		Jaguar Houston North Land Rover Houston North
Sonic Houston LR, LP	TX		Land Rover Houston Central Jaguar Houston Central
Sonic – Houston V, LP	TX
Sonic – Integrity Dodge LV, LLC	NV
Sonic – Jersey Village Volkswagen, LP	TX		Momentum Volkswagen of Jersey Village
Sonic – Lake Norman Chrysler Jeep, LLC	NC
Sonic – Las Vegas C West, LLC	NV		Cadillac of Las Vegas
Sonic – Lloyd Nissan, Inc.	FL
Sonic – Lloyd Pontiac – Cadillac, Inc.	FL
Sonic – Lone Tree Cadillac, Inc.	CO		Don Massey Collision Center

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Sonic – LS Chevrolet, LP	TX		Lone Star Chevrolet
Sonic – LS, LLC	DE	TX
Sonic – Lute Riley, LP	TX		Lute Riley Honda
Sonic – Massey Cadillac, LP	TX
Sonic – Massey Chevrolet, Inc.	CA
Sonic – Mesquite Hyundai, LP	TX
Sonic Momentum B, LP	TX		Momentum Collision Center Momentum BMW Momentum MINI
Sonic Momentum JVP, LP	TX		Momentum Porsche Momentum Volvo Cars Land Rover Southwest Houston Jaguar Southwest Houston
Sonic Momentum VWA, LP	TX		Audi Central Houston Momentum Volkswagen
Sonic – Newsome Chevrolet World, Inc.	SC
Sonic – Newsome of Florence, Inc.	SC
Sonic – North Charleston Dodge, Inc.	SC
Sonic – North Charleston, Inc.	SC
Sonic of Texas, Inc.	TX
Sonic – Plymouth Cadillac, Inc.	MI
Sonic Resources, Inc.	NV
Sonic – Richardson F, LP	TX		North Central Ford
Sonic – Sanford Cadillac, Inc.	FL
Sonic Santa Monica M, Inc.	CA		W.I. Simonson
Sonic Santa Monica S, Inc.	CA
Sonic – Shottenkirk, Inc.	FL		Pensacola Honda
Sonic – Stevens Creek B, Inc.	CA		Stevens Creek BMW
Sonic – Volvo LV, LLC	NV		Volvo Cars of Las Vegas

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek
Sonic – West Covina T, Inc.	CA
Sonic – Williams Cadillac, Inc.	AL
Sonic Wilshire Cadillac, Inc.	CA
Sonic Automotive – 1495 Automall Drive, Columbus, Inc.	OH
Sonic Automotive – 1720 Mason Ave., DB, Inc.	FL
Sonic Automotive - 1720 Mason Ave., DB, LLC	FL
Sonic Automotive – 2490 South Lee Highway, LLC	TN
Sonic Automotive – 3401 N. Main, TX, LP	TX		Baytown Auto Collision Center Ron Craft Cadillac Ron Craft Chevrolet
Sonic Automotive – 4701 I-10 East, TX, LP	TX		Baytown Ford
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	FL
Sonic Automotive – 9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW Century MINI
Sonic Automotive Aviation, LLC	NC
Sonic Automotive F&I, LLC	NV
Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga
Sonic Automotive of Nashville, LLC	TN		MINI of Nashville BMW of Nashville BMW Certified Pre-Owned Nashville
Sonic Automotive of Nevada, Inc.	NV
Sonic Automotive of Texas, LP	TX		Lone Star Ford
Sonic Automotive Support, LLC	NV
Sonic Automotive West, LLC	NV
SRE Alabama – 2, LLC	AL

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SRE Alabama – 5, LLC	AL
SRE California – 1, LLC	CA
SRE California – 2, LLC	CA
SRE California – 3, LLC	CA
SRE California – 4, LLC	CA
SRE California – 5, LLC	CA
SRE California – 6, LLC	CA
SRE California – 7 SCB, LLC	CA
SRE California – 8 SCH, LLC	CA
SRE California – 9 BHB, LLC	CA
SRE California 10 LBB, LLC	CA
SRE California 11 PH, LLC	CA
SRE Colorado – 1, LLC	CO
SRE Colorado – 2, LLC	CO
SRE Colorado – 3, LLC	CO
SRE Colorado – 4 RF, LLC	CO
SRE Colorado – 5 CC, LLC	CO
SRE Florida – 1, LLC	FL
SRE Florida – 2, LLC	FL
SRE Georgia 4, LLC	GA
SRE Georgia 5, LLC	GA
SRE Georgia 6, LLC	GA
SRE Holding, LLC	NC	AL AZ CO TX
SRE Maryland – 1, LLC	MD
SRE Nevada – 2, LLC	NV

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SRE North Carolina – 2, LLC	NC
SRE North Carolina – 3, LLC	NC
SRE Ohio 1, LLC	OH
SRE Ohio 2, LLC	OH
SRE Oklahoma – 1, LLC	OK
SRE Oklahoma – 2, LLC	OK
SRE Oklahoma – 5, LLC	OK
SRE South Carolina – 2, LLC	SC
SRE South Carolina – 3, LLC	SC
SRE South Carolina – 4, LLC	SC
SRE Tennessee – 1, LLC	TN
SRE Tennessee – 2, LLC	TN
SRE Tennessee – 3, LLC	TN
SRE Tennessee – 4, LLC	TN
SRE Tennessee – 5, LLC	TN
SRE Tennessee 6, LLC	TN
SRE Texas – 1, LP	TX
SRE Texas – 2, LP	TX
SRE Texas – 3, LP	TX
SRE Texas – 4, LP	TX
SRE Texas – 5, LP	TX
SRE Texas – 6, LP	TX
SRE Texas – 7, LP	TX
SRE Texas – 8, LP	TX
SRE Texas 9, LLC	TX

Exhibit 21.1

ENTITY	Domestic	Foreign	ASSUMED NAME
SRE Texas 10, LLC	TX
SRE Texas 11, LLC	TX
SRE Texas 12, LLC	TX
SRE Texas 13, LLC	TX
SRE Texas 14, LLC	TX
SRE Texas 15, LLC	TX
SRE Texas 16, LLC	TX
SRE Virginia - 1, LLC	VA	MD
SRE Virginia – 2, LLC	VA